                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:  Adam C. Derbyshire               Mike Freeman
          Vice President and               Director, Investor Relations and
          Chief Financial Officer          Corporate Communications
          919-862-1000                     919-862-1000


                       SALIX PHARMACEUTICALS ANNOUNCES
                      THIRD QUARTER 2001 CONFERENCE CALL
                                  AND WEBCAST

RALEIGH, NC, October 25, 2001 - Salix Pharmaceuticals, Ltd. (Nasdaq:SLXP) today announced that the Company will report third quarter 2001 financial results before the market opens on Thursday, November 1, 2001.

The Company will host a conference call at 8:30 a.m. ET on November 1. Interested parties may access the conference call by way of webcast or telephone. The live webcast will be available at http://www.salixpharm.com. To
                                                  -------------------------
access the live webcast, log on to the Company's web site at the address listed above and go to the investor information section. The webcast will be archived on the Company's web site through November 7.

The telephone numbers to access the conference call are (800) 474-8920 (U.S. and
Canada) or (719) 457-2727 (international.)   A replay of the call will be
available from 11:30 a.m. ET, November 1 through November 7.   The telephone
numbers to access the replay of the call are (888) 203-1112 (U.S. and Canada) or
(719) 457-0820 (international.)  The access code for the replay is 550071.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix's strategy is to in-license proprietary therapeutic drugs which have an existing database of positive, late-stage clinical data; complete the development and regulatory submission of these products;

and market them through the Company's gastroenterology specialty sales force. Salix's lead product is COLAZAL(TM), an anti-inflammatory drug approved for the treatment of mildly to moderately active ulcerative colitis. The Company launched the product in the U.S. through its specialty sales force in January 2001. Salix's follow-on product candidate is rifaximin, currently in development for the potential treatment of infections of the lower gastrointestinal tract. The Company currently intends to submit an NDA for rifaximin for the treatment of infectious diarrhea to the U.S. FDA in December 2001. Salix trades on the Nasdaq National Market under the ticker symbol "SLXP."


For more information please contact the Company at 919-862-1000 or visit our web site at www.salixpharm.com.
        ------------------

                                      ###

   Please Note: This press release contains forward-looking statements regarding future events. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include the uncertainty of market acceptance of COLAZAL and rifaximin, our limited sales and marketing experience, risks of clinical trials and regulatory review, and the need to acquire new products. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.